Bandwidth Announces Fourth Quarter and Full Year 2023
Financial Results, Exceeding Revenue and Profitability Guidance
Achieved 39% profitability growth, net operating cash flow of $39 million and record Free Cash Flow in 2023
Expects 16% revenue growth and 50% profitability growth in 2024

February 28, 2024

Conference Call
Bandwidth will host a conference call to discuss financial results for the fourth quarter and full year ended December 31, 2023 on February 28, 2024. Details can be found below and on the investor section of its website at https://investors.bandwidth.com where a replay will also be available shortly following the conference call.

Raleigh, NC - Bandwidth Inc. (NASDAQ: BAND), a leading global enterprise cloud communications company, today announced financial results for the fourth quarter and full year ended December 31, 2023.
“We are proud to conclude 2023 with outstanding results, reflecting our commitment to innovation in cloud communications and profitable growth. Thanks to the disciplined execution of the team in the fourth quarter we surpassed our guidance and set new records in profitability,” said David Morken, Bandwidth’s Chief Executive Officer. “As we enter our 25th year, Bandwidth remains at the forefront of the cloud communications revolution, driven by our unique global platform and software APIs, and commitment to customer success. We are confident in our medium-term plan and excited about our momentum as we start 2024.”

Fourth Quarter and Full Year 2023 Financial Highlights
The following table summarizes the consolidated financial highlights for the three months and year ended December 31, 2023 and 2022 (in millions).

Conference Call Details
February 28, 2024
8:00 am ET
Domestic dial-in:
844-481-2707
International dial-in:
412-317-0663

Replay information
An audio replay of this conference call will be available through March 6, 2024, by dialing (877)-344-7529 or (412)-317-0088 for international callers, and entering passcode 3157084.

Investor Contact
Sarah Walas
Bandwidth
919-504-6585
ir@bandwidth.com
	Three months ended December 31,		Year ended December 31,
	2023	2022	2023	2022
Revenue	$165	$157	$601	$573
Gross Margin	38%	41%	39%	42%
Non-GAAP Gross Margin (1)	55%	56%	55%	55%
Adjusted EBITDA(1)	$19	$8	$48	$35
Free Cash Flow (1)	$13	$(14)	$19	$(11)

(1) Additional information regarding the Non-GAAP financial measures discussed in this release, including an explanation of these measures and how each is calculated, is included below under the heading “Non-GAAP Financial Measures.” A reconciliation of GAAP to Non-GAAP financial measures has also been provided in the financial tables included below.

“In 2023 we grew profitability 39 percent which contributed to our record second half 2023 free cash flow generation of $31 million,” said Daryl Raiford, Bandwidth’s Chief Financial Officer. “We are particularly pleased with our strong growth in commercial messaging and our enterprise business. For 2024 we are guiding double-digit revenue growth and an adjusted EBITDA midpoint of $72 million representing a 50 percent increase in profitability. We believe our 2023 results and 2024 outlook place us clearly on-track to achieve our 2026 medium-term targets, which we laid out at our Investor Day in February 2023.”

Fourth Quarter Customer Highlights
•A large infrastructure-as-a-service provider serving 27,000 business customers switched to Bandwidth, trusting us to be the sole provider for their mission-critical toll-free calling and other voice services.

•A premier health and community care technology firm selected Bandwidth as its exclusive provider for HIPAA-compliant text messaging services and voice services across their massive network of care agencies, to enhance the delivery of their critical healthcare communications at scale.

•A rapidly growing global active lifestyle brand selected Bandwidth to power their Genesys contact center, choosing our reliable and resilient toll-free calling solution and premium support to help scale their business, and resulting in significant operating efficiencies and cost savings.

Financial Outlook
Bandwidth’s outlook is based on current indications for its business, which are subject to change. Bandwidth is providing guidance for its first quarter and full year 2024 as follows:

	1Q 2024 Guidance	Full Year 2024 Guidance
Revenue (millions)	$164 - $166	$695 - $705
Adjusted EBITDA (millions)	$11 - $13	$70 - $74

Bandwidth has not reconciled its first quarter and full year 2024 guidance related to Adjusted EBITDA to GAAP net income or loss, because stock-based compensation cannot be reasonably calculated or predicted at this time. Accordingly, a reconciliation is not available without unreasonable effort.

Upcoming Investor Conference Schedule
•JMP Securities Technology Conference in San Francisco, CA. Fireside chat on Tuesday, March 5th at 1:00PM Pacific Time.
•Morgan Stanley Technology, Media, & Telecom Conference in San Francisco, CA. Fireside chat on Wednesday, March 6th at 8:00AM Pacific Time.
•William Blair Tech Innovators Conference virtual investor meetings hosted on Friday, March 15th.

About Bandwidth Inc.
Bandwidth (NASDAQ: BAND) is a global cloud communications software company that helps enterprises deliver exceptional experiences through voice calling, text messaging and emergency services. Our solutions and our Communications Cloud, covering 65+ countries and over 90 percent of global GDP, are trusted by all the leaders in unified communications and cloud contact centers–including Amazon Web Services (AWS), Cisco, Google, Microsoft, RingCentral, Zoom, Genesys and Five9–as well as Global 2000 enterprises and SaaS builders like Docusign, Uber and Yosi Health. As a founder of the cloud communications revolution, we are the first and only global Communications Platform-as-a-Service (CPaaS) to offer a unique combination of composable APIs, owner-operated network and broad regulatory experience. Our award-winning support teams help businesses around the world solve complex communications challenges to reach anyone, anywhere. For more information, visit www.bandwidth.com.

Forward-Looking Statements
This press release includes forward-looking statements. All statements contained in this press release other than statements of historical facts, including, without limitation, future financial and business performance for the quarter ending March 31, 2024 and year ending December 31, 2024, the success of our product offerings and our platform, and the value proposition of our products, are forward-looking statements. The words “anticipate,” “assume,” “believe,” “continue,” “estimate,” “expect,” “intend,” “guide,” “may,” “will” and similar expressions and their negatives are intended to identify forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy, short-term and long-term business operations and objectives and financial needs. These forward-looking statements are subject to a number of risks and uncertainties, including, without limitation, risks related to our rapid growth and ability to sustain our revenue growth rate, competition in the markets in which we operate, market growth, our ability to innovate and manage our growth, our ability to expand effectively into new markets, macroeconomic conditions both in the U.S. and globally, legal, reputational and financial risks which may result from ever-evolving cybersecurity threats, our ability to operate in compliance with applicable laws, as well as other risks and uncertainties set forth in the “Risk Factors” section of our latest Form 10-K filed with the Securities and Exchange Commission (the “SEC”) and any subsequent reports that we file with the SEC. Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties and assumptions, we cannot guarantee future results, levels of activity, performance, achievements or events and circumstances reflected in the forward-looking statements will occur. We are under no obligation to update any of these forward-looking statements after the date of this press release to conform these statements to actual results or revised expectations, except as required by law. You should, therefore, not rely on these forward-looking statements as representing our views as of any date subsequent to the date of this press release.

Non-GAAP Financial Measures
To supplement our consolidated financial statements, which are prepared and presented in accordance with generally accepted accounting principles in the United States, or GAAP, we provide investors with certain Non-GAAP financial measures and other business metrics, which we believe are helpful to our investors. We use these Non-GAAP financial measures and other business metrics for financial and operational decision-making purposes and as a means to evaluate period-to-period comparisons. We believe that these Non-GAAP financial measures and other business metrics provide useful information about our operating results, enhance the overall understanding of past financial performance and future prospects and allow for greater transparency with respect to metrics used by our management in its financial and operational decision-making.
The presentation of Non-GAAP financial information and other business metrics is not meant to be considered in isolation or as a substitute for the directly comparable financial measures prepared in accordance with GAAP. While our Non-GAAP financial measures and other business metrics are an important tool for financial and operational decision-making and for evaluating our own operating results over different periods of time, we urge investors to review the reconciliation of these financial measures to the comparable GAAP financial measures included below, and not to rely on any single financial measure to evaluate our business.
We define Non-GAAP gross profit as gross profit after adding back depreciation, amortization of acquired intangible assets related to acquisitions and stock-based compensation. We add back depreciation, amortization of acquired intangible assets related to acquisitions and stock-based compensation because they are non-cash items. We eliminate the impact of these non-cash items, because we do not consider them indicative of our core operating performance. Their exclusion facilitates comparisons of our operating performance on a period-to-period basis. Therefore, we believe that showing gross margin, as adjusted to remove the impact of these non-cash expenses, is helpful to investors in assessing our gross profit and gross margin performance in a way that is similar to how management assesses our performance. We calculate Non-GAAP gross margin by dividing Non-GAAP gross profit by cloud communications revenue, which is revenue less pass-through messaging surcharges.
We define Non-GAAP net income (loss) as net income or loss adjusted for certain items affecting period to period comparability. Non-GAAP net income (loss) excludes stock-based compensation, amortization of acquired intangible assets related to acquisitions, amortization of debt discount and issuance costs for convertible debt, acquisition related expenses, impairment charges of intangibles assets, net cost associated with early lease terminations and leases without economic benefit, (gain) loss on sale of business, net (gain) loss on extinguishment of debt, gain on business interruption insurance recoveries, non-recurring items not indicative of ongoing operations and other, and estimated tax impact of above adjustments, net of valuation allowances.
We define Adjusted EBITDA as net income or losses from continuing operations, adjusted to reflect the addition or elimination of certain statement of operations items including, but not limited to: income tax (benefit) provision, interest (income) expense, net, depreciation and amortization expense, acquisition related expenses, stock-based compensation expense, impairment of intangible assets, (gain) loss on sale of business, net cost associated with early lease terminations and leases without economic benefit, net (gain) loss on extinguishment of debt, gain on business interruption insurance recoveries, and non-recurring items not indicative of ongoing operations and other. We have presented Adjusted EBITDA because it is a key measure used by our management and board of directors to understand and evaluate our core operating performance and trends, generate future operating plans, and make strategic decisions regarding the allocation of capital. In particular, we believe that the exclusion of certain items in calculating Adjusted EBITDA can produce a useful measure for period-to-period comparisons of our business.
We define free cash flow as net cash provided by or used in operating activities less net cash used in the acquisition of property, plant and equipment and capitalized development costs for software for internal use. We believe free cash flow is a useful indicator of liquidity and provides information to management and investors about the amount of cash generated from our core operations that can be used for investing in our business. Free cash flow has certain limitations in that it does not represent the total increase or decrease in the cash balance for the period, it does not take into consideration investment in long-term securities, nor does it represent the residual cash flows available for discretionary expenditures. Therefore, it is important to evaluate free cash flow along with our consolidated statements of cash flows.
We believe that these Non-GAAP financial measures provide useful information about our operating results, enhance the overall understanding of past financial performance and future prospects and allow for greater transparency with respect to metrics used by our management in its financial and operational decision-making. While a reconciliation of Non-GAAP guidance measures to corresponding GAAP measures is not available on a forward-looking basis as a result of the uncertainty regarding, and the potential variability of, many of these costs and expenses that we may incur in the future, we have provided a reconciliation of Non-GAAP financial measures and other business metrics to the nearest comparable GAAP measures in the accompanying financial statement tables included in this press release.

BANDWIDTH INC.
Condensed Consolidated Statements of Operations
(In thousands, except share and per share amounts)
(Unaudited)

	Three months ended December 31,		Year ended December 31,
	2023	2022	2023	2022
Revenue	$165,386	$156,974	$601,117	$573,152
Cost of revenue	103,336	92,903	364,960	334,799
Gross profit	62,050	64,071	236,157	238,353
Operating expenses
Research and development	28,883	26,255	104,188	97,990
Sales and marketing	26,269	26,995	102,063	96,658
General and administrative	16,933	17,838	65,363	68,029
Total operating expenses	72,085	71,088	271,614	262,677
Operating loss	(10,035)	(7,017)	(35,457)	(24,324)
Other (expense) income, net	(665)	39,348	16,154	41,630
(Loss) income before income taxes	(10,700)	32,331	(19,303)	17,306
Income tax (provision) benefit	(234)	1,103	2,960	2,264
Net (loss) income	$(10,934)	$33,434	$(16,343)	$19,570

Net (loss) income per share:
Basic	$(0.42)	$1.32	$(0.64)	$0.77
Diluted	$(0.42)	$(0.16)	$(0.64)	$(0.48)

Numerator used to compute net (loss) income per share:
Basic	$(10,934)	$33,434	$(16,343)	$19,570
Diluted	$(10,934)	$(4,946)	$(16,343)	$(14,897)

Weighted average number of common shares outstanding:
Basic	25,829,587	25,326,063	25,612,724	25,282,796
Diluted	25,829,587	30,465,279	25,612,724	30,907,869

The Company recognized total stock-based compensation expense as follows:

	Three months ended December 31,		Year ended December 31,
	2023	2022	2023	2022
Cost of revenue	$558	$121	$1,136	$404
Research and development	6,383	2,225	15,661	7,523
Sales and marketing	2,448	589	6,273	2,808
General and administrative	5,278	2,661	13,922	9,920
Total	$14,667	$5,596	$36,992	$20,655

BANDWIDTH INC.
Condensed Consolidated Balance Sheets
(In thousands)
(Unaudited)

	As of December 31,
	2023	2022
Assets
Current assets:
Cash and cash equivalents	$131,987	$113,641
Marketable securities	21,488	71,231
Accounts receivable, net of allowance for doubtful accounts	78,155	74,465
Deferred costs	4,155	3,566
Prepaid expenses and other current assets	16,990	16,705
Total current assets	252,775	279,608
Property, plant and equipment, net	177,864	99,753
Operating right-of-use asset, net	157,507	9,993
Intangible assets, net	166,914	177,370
Deferred costs, non-current	4,586	4,938
Other long-term assets	5,530	31,251
Goodwill	335,872	326,405
Total assets	$1,101,048	$929,318
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$34,208	$26,750
Accrued expenses and other current liabilities	69,014	62,577
Current portion of deferred revenue	8,059	7,181
Advanced billings	6,027	10,049
Operating lease liability, current	5,463	7,450
Total current liabilities	122,771	114,007
Other liabilities	386	11,176
Operating lease liability, net of current portion	220,548	4,640
Deferred revenue, net of current portion	8,406	8,306
Deferred tax liability	33,021	38,466
Convertible senior notes	418,526	480,546
Total liabilities	803,658	657,141
Stockholders’ equity:
Class A and Class B common stock	26	25
Additional paid-in capital	391,048	364,913
Accumulated deficit	(64,890)	(48,547)
Accumulated other comprehensive loss	(28,794)	(44,214)
Total stockholders’ equity	297,390	272,177
Total liabilities and stockholders’ equity	$1,101,048	$929,318

BANDWIDTH INC.
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Year ended December 31,
	2023	2022
Cash flows from operating activities
Net (loss) income	$(16,343)	$19,570
Adjustments to reconcile net (loss) income to net cash provided by operating activities
Depreciation and amortization	41,717	35,599
Non-cash reduction to the right-of-use asset	9,323	6,977
Amortization of debt discount and issuance costs	2,520	3,082
Stock-based compensation	36,992	20,655
Deferred taxes and other	(5,942)	(5,557)
Net gain on extinguishment of debt	(12,767)	(40,205)
Changes in operating assets and liabilities:
Accounts receivable, net of allowances	(3,454)	(13,341)
Prepaid expenses and other assets	2,141	(5,795)
Accounts payable	5,385	17,210
Accrued expenses and other liabilities	(10,592)	4,291
Operating right-of-use liability	(9,979)	(7,580)
Net cash provided by operating activities from continuing operations	39,001	34,906
Cash flows from investing activities
Purchase of property, plant and equipment	(9,257)	(41,661)
Deposits for construction in progress	—	(18,674)
Capitalized software development costs	(10,642)	(3,755)
Purchase of marketable securities	(80,625)	(179,598)
Proceeds from sales and maturities of marketable securities	130,120	108,681
Proceeds from sale of business	1,253	1,558
Net cash provided by (used in) investing activities	30,849	(133,449)
Cash flows from financing activities
Payments on finance leases	(157)	(190)
Net cash paid for debt extinguishment	(51,259)	(117,286)
Payment of debt issuance costs	(710)	(553)
Proceeds from exercises of stock options	413	163
Value of equity awards withheld for tax liabilities	(1,062)	(2,139)
Net cash used in financing activities	(52,775)	(120,005)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	610	881
Net increase (decrease) in cash, cash equivalents, and restricted cash	17,685	(217,667)
Cash, cash equivalents, and restricted cash, beginning of period	114,622	332,289
Cash, cash equivalents, and restricted cash, end of period	$132,307	$114,622

BANDWIDTH INC.
Reconciliation of Non-GAAP Financial Measures
(In thousands, except share and per share amounts)
(Unaudited)
Non-GAAP Gross Profit and Non-GAAP Gross Margin

	Three months ended December 31,		Year ended December 31,
	2023	2022	2023	2022
Gross Profit	$62,050	$64,071	$236,157	$238,353
Gross Profit Margin %	38%	41%	39%	42%
Depreciation	4,483	3,461	16,273	13,602
Amortization of acquired intangible assets	1,947	1,860	7,810	7,657
Stock-based compensation	558	121	1,136	404
Non-GAAP Gross Profit	$69,038	$69,513	$261,376	$260,016
Non-GAAP Gross Margin % (1)	55%	56%	55%	55%
________________________
(1) Calculated by dividing Non-GAAP gross profit by cloud communications revenue of $126 million and $124 million in the three months ended December 31, 2023 and 2022, respectively, and $479 million and $475 million in the years ended December 31, 2023 and 2022, respectively.

BANDWIDTH INC.
Reconciliation of Non-GAAP Financial Measures
(In thousands, except share and per share amounts)
(Unaudited)

Non-GAAP Net Income

	Three months ended December 31,		Year ended December 31,
	2023	2022	2023	2022
Net (loss) income	$(10,934)	$33,434	$(16,343)	$19,570
Stock-based compensation	14,667	5,596	36,992	20,655
Amortization of acquired intangibles	4,314	4,162	17,274	17,180
Amortization of debt discount and issuance costs for convertible debt	484	693	2,004	2,977
Gain on sale of business	—	—	—	(3,777)
Net cost associated with early lease terminations and leases without economic benefit	2,779	—	3,954	—
Net gain on extinguishment of debt	—	(40,205)	(12,767)	(40,205)
Gain on business interruption insurance recoveries	—	—	(4,000)	—
Non-recurring items not indicative of ongoing operations and other (1)	378	1,702	1,171	1,992
Estimated tax effects of adjustments (2)	(864)	(36)	(5,525)	(3,396)
Non-GAAP net income	$10,824	$5,346	$22,760	$14,996
Interest expense on Convertible Notes (3)	317	414	1,287	1,666
Numerator used to compute Non-GAAP diluted net income per share	$11,141	$5,760	$24,047	$16,662

Net (loss) income per share
Basic	$(0.42)	$1.32	$(0.64)	$0.77
Diluted	$(0.42)	$(0.16)	$(0.64)	$(0.48)

Non-GAAP net income per Non-GAAP share
Basic	$0.42	$0.21	$0.89	$0.59
Diluted	$0.38	$0.19	$0.83	$0.54

Weighted average number of shares outstanding
Basic	25,829,587	25,326,063	25,612,724	25,282,796
Diluted	25,829,587	30,465,279	25,612,724	30,907,869

Non-GAAP basic shares	25,829,587	25,326,063	25,612,724	25,282,796
Convertible debt conversion	3,317,023	5,139,216	3,442,229	5,625,073
Stock options issued and outstanding	12,248	71,202	39,152	100,088
Non-GAAP diluted shares	29,158,858	30,536,481	29,094,105	31,007,957
________________________
(1) Non-recurring items not indicative of ongoing operations and other include (i) $0.4 million of losses on disposals of property, plant and equipment in the three months ended December 31, 2023, (ii) $0.9 million of foreign currency losses on the settlement of intercompany borrowings, which were repatriated in conjunction with the repurchase of a portion of the 2026 Convertible Notes, $0.6 million of nonrecurring litigation expense and $0.2 million of losses on disposals of property, plant and equipment during the three months ended December 31, 2022, (iii) $0.4 million of expense resulting from the early termination of the Company’s undrawn SVB credit facility and $0.8 million of losses on disposals of property, plant and equipment for the year ended December 31, 2023 and (iv) $0.9 million of foreign currency losses on the settlement of intercompany borrowings, which were repatriated in conjunction with the repurchase of a portion of the 2026 Convertible Notes, $0.6 million of nonrecurring litigation expense and $0.5 million of losses on disposals of property, plant and equipment for the year ended December 31, 2022.

BANDWIDTH INC.
Reconciliation of Non-GAAP Financial Measures
(In thousands, except share and per share amounts)
(Unaudited)
(2) The estimated tax-effect of adjustments is determined by recalculating the tax provision on a Non-GAAP basis. The Non-GAAP effective income tax rate was 10.1% and 7.0% years ended December 31, 2023 and 2022, respectively. For the years ended December 31, 2023 and 2022, the Non-GAAP effective income tax rate differed from the federal statutory tax rate of 21% in the U.S. primarily due to the research and development tax credits generated in 2023. We analyze the Non-GAAP valuation allowance position on a quarterly basis. In the fourth quarter of 2022, we removed the valuation allowance against all U.S. deferred tax assets for Non-GAAP purposes as a result of cumulative Non-GAAP U.S. income over the past three years and a significant depletion of net operating loss and tax credit carryforwards on a Non-GAAP basis. As of December 31, 2023, we have no valuation allowance against our remaining deferred tax assets for Non-GAAP purposes.
(3) Upon the adoption of Accounting Standards Update 2020-06 on January 1, 2022, net income is increased for interest expense as part of the calculation for diluted Non-GAAP earnings per share.
Adjusted EBITDA

	Three months ended December 31,		Year ended December 31,
	2023	2022	2023	2022
Net (loss) income	$(10,934)	$33,434	$(16,343)	$19,570
Income tax provision (benefit)	234	(1,103)	(2,960)	(2,264)
Interest (income) expense, net	(369)	187	808	3,048
Depreciation	7,716	4,571	24,443	18,419
Amortization	4,314	4,162	17,274	17,180
Stock-based compensation	14,667	5,596	36,992	20,655
Gain on sale of business	—	—	—	(3,777)
Net cost associated with early lease terminations and leases without economic benefit	2,779	—	3,954	—
Net gain on extinguishment of debt	—	(40,205)	(12,767)	(40,205)
Gain on business interruption insurance recoveries	—	—	(4,000)	—
Non-recurring items not indicative of ongoing operations and other (1)	378	1,702	769	1,992
Adjusted EBITDA	$18,785	$8,344	$48,170	$34,618
________________________
(1) Non-recurring items not indicative of ongoing operations and other include (i) $0.4 million of losses on disposals of property, plant and equipment in the three months ended December 31, 2023, (ii) $0.9 million of foreign currency losses on the settlement of intercompany borrowings, which were repatriated in conjunction with the repurchase of a portion of the 2026 Convertible Notes, $0.6 million of nonrecurring litigation expense and $0.2 million of losses on disposals of property, plant and equipment during the three months ended December 31, 2022, (iii) $0.8 million of losses on disposals of property, plant and equipment for the year ended December 31, 2023 and (iv) $0.9 million of foreign currency losses on the settlement of intercompany borrowings, which were repatriated in conjunction with the repurchase of a portion of the 2026 Convertible Notes, $0.6 million of nonrecurring litigation expense and $0.5 million of losses on disposals of property, plant and equipment for the year ended December 31, 2022.

Free Cash Flow

	Three months ended December 31,		Year ended December 31,
	2023	2022	2023	2022
Net cash provided by operating activities	$19,268	$10,566	$39,001	$34,906
Net cash used in investing in capital assets (1)	(6,228)	(24,626)	(19,899)	(45,416)
Free cash flow	$13,040	$(14,060)	$19,102	$(10,510)
________________________
(1) Represents the acquisition cost of property, plant and equipment and capitalized development costs for software for internal use.